Exhibit 99.1

Williams-Sonoma, Inc. announces record third quarter results
Q3 revenues grow 16.0% with comparable brand revenue growth of 16.9%, accelerating 2YR comp of 41.3%
Q3 GAAP operating margin of 16.1%; Q3 Non-GAAP operating margin expansion of 60bps to 16.3%
Q3 GAAP diluted EPS of $3.29; Q3 Non-GAAP diluted EPS of $3.32, increasing 30%
Raises full-year 2021 outlook

San Francisco, CA, November 18, 2021 – Williams-Sonoma, Inc. (NYSE: WSM), the world’s largest digital-first, design-led and sustainable home retailer, today announced operating results for the third fiscal quarter ended October 31, 2021 (“Q3 21”) versus the third fiscal quarter ended November 1, 2020 (“Q3 20”).

“We are extremely proud to deliver yet another quarter of outperformance with comps of 16.9%, building to an accelerated two-year stack of 41.3%, and operating margin expansion of 60 basis points. These results are a function of both (i) the advantages of our distinctive positioning in the market and (ii) our successful execution against our long-term growth strategies. Furthermore, our performance demonstrates that we can continue to take share in a fractured market, and deliver high-quality, sustainable earnings. As a result, we are raising our full-year outlook to reflect revenue growth of 22% to 23% and operating margins of 16.9% to 17.1%” said Laura Alber, President and Chief Executive Officer.

Alber concluded, “As we enter the fourth quarter, we are seeing strong sales and margins continuing. We are thrilled with our customers' response to our holiday and gifting assortments, and we are ready to drive an outstanding finish to the year. With our strong results to date, our winning positioning in the industry, and our outperforming growth strategies, we are more confident than ever in the long-term strength of our business.”

THIRD QUARTER 2021
•Revenues grow 16.0%, with strong growth across all brands, including ecommerce accelerating to 67% of total company revenues
•Comparable brand revenue growth of 16.9%, including West Elm at 22.5%, Pottery Barn at 15.9%, Pottery Barn Kids and Teen at 16.9%, and Williams Sonoma accelerating to 7.6% on top of a 30.4% last year
•Accelerating comparable brand revenue growth on a two-year basis at 41.3%
•GAAP and non-GAAP gross margin of 43.7%, expanding 370bps and driven by higher year-over-year merchandise margins as well as occupancy leverage of approximately 90bps; occupancy costs were $183 million
•GAAP operating margin of 16.1%; non-GAAP operating margin of 16.3%, leveraging approximately 60bps over last year
•GAAP diluted EPS of $3.29; non-GAAP diluted EPS of $3.32, increasing 30% over last year
•Maintaining strong liquidity position of $657 million in cash and over $788 million in operating cash flow, enabling the company to repurchase an additional $201 million in shares in the third quarter and over $650 million year-to-date and to pay over $135 million in dividends.

OUTLOOK

Fiscal Year 2021
Given the strength of our business year-to-date and the macro trends that we believe will continue to benefit our business for the long-term, we are raising our fiscal year 2021 outlook to 22% to 23% net revenue growth and non-GAAP operating margin between 16.9% to 17.1%.

Long-Term
For the long-term, we are planning for annual net revenue growth of mid-to-high single digits with non-GAAP operating margin at least at fiscal year end 2021 levels. Our continued strong results, combined with our three key differentiators of in-house design, digital-first channel strategy and values, and the macro trends that should benefit our business over the long-term, give us confidence in these future growth projections and our accelerated path to $10 billion in net revenues by 2024.

CONFERENCE CALL AND WEBCAST INFORMATION
Williams-Sonoma, Inc. will host a live conference call today, November 18, 2021, at 2:00 P.M. (PT). The call, hosted by Laura Alber, President and Chief Executive Officer, will be open to the general public via live webcast and can be accessed at http://ir.williams-sonomainc.com/events. A replay of the webcast will be available at http://ir.williams-sonomainc.com/events.

CONTACT INFORMATION
Julie Whalen EVP, Chief Financial Officer – (415) 616 8524
Investor Relations – (415) 616 8571

SEC REGULATION G — NON-GAAP INFORMATION
This press release includes non-GAAP financial measures. Exhibit 1 provides reconciliations of these non-GAAP financial measures to the most comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). We have not provided a reconciliation of non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis due to the potential variability and limited visibility of excluded items; these excluded items may include expenses related to the impact of inventory write-offs, the acquisition of Outward, Inc., asset impairment charges, and income tax benefit associated with non-recurring tax adjustments. We believe that these non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, can provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of current period performance on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. In addition, certain other items may be excluded from non-GAAP financial measures when the company believes this provides greater clarity to management and investors. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to the GAAP financial measures presented in this press release and our financial statements and other publicly filed reports. Non-GAAP measures as presented herein may not be comparable to similarly titled measures used by other companies.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or are proven incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include, among other things, statements in the quotes of our President and Chief Executive Officer, our fiscal year 2021 outlook and long-term financial targets, and statements regarding our growth strategies and macro trends.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: continuing changes in general economic conditions, and the impact on consumer confidence and consumer spending; the continuing impact of the coronavirus on our global supply chain, retail store operations and customer demand; new interpretations of or changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; changes in consumer spending based on weather, political, competitive and other conditions beyond our control; delays in store openings; competition from companies with concepts or products similar to ours; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management; our ability to manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in e-marketing, infrastructure and regulation; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; challenges associated with our increasing global presence; dependence on external funding sources for operating capital; disruptions in the financial markets; our ability to control employment, occupancy and other operating costs; our ability to improve our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; the impact of current and potential future tariffs and our ability to mitigate impacts; the impact of inflation on consumer spending; the potential for increased corporate income taxes; and other risks and uncertainties described more fully in our public announcements, reports to stockholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 31, 2021 and all subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. We have not filed our Form 10-Q for the quarter ended October 31, 2021. As a result, all financial results described here should be considered preliminary, and are subject to change to reflect any necessary adjustments or changes in accounting estimates that are identified prior to the time we file the Form 10-Q. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA, INC.
Williams-Sonoma, Inc. is the world’s largest digital-first, design-led and sustainable home retailer. The company’s products, representing distinct merchandise strategies — Williams Sonoma, Pottery Barn, Pottery Barn Kids, Pottery Barn Teen, West Elm, Williams Sonoma Home, Rejuvenation, and Mark and Graham — are marketed through e-commerce websites, direct-mail catalogs and retail stores. These brands are also part of The Key Rewards, our free-to-join loyalty program that offers members exclusive benefits across the Williams-Sonoma family of brands. We operate in the U.S., Puerto Rico, Canada, Australia and the United Kingdom, offer international shipping to customers worldwide, and have unaffiliated franchisees that operate stores in the Middle East, the Philippines, Mexico, South Korea and India, as well as e-commerce websites in certain locations. We are also proud to be a leader in the industry with our Environmental, Social and Governance (“ESG”) efforts. Our company is Good By Design — we’ve deeply ingrained sustainability into our business. From our factories to your home, we’re united in a shared purpose to care for our people and our planet.

For more information on our ESG efforts, please visit: https://sustainability.williams-sonomainc.com/

WSM-IR

Condensed Consolidated Statements of Earnings (unaudited)

	Thirteen Weeks Ended				Thirty-nine Weeks Ended
	October 31, 2021		November 1, 2020		October 31, 2021		November 1, 2020
In thousands, except per share amounts	$	% of Revenues	$	% of Revenues	$	% of Revenues	$	% of Revenues
Net revenues	$2,047,539	100%	$1,764,536	100%	$5,744,907	100%	$4,490,516	100%
Cost of goods sold	1,152,054	56.3	1,058,953	60.0	3,238,181	56.4	2,819,471	62.8
Gross profit	895,485	43.7	705,583	40.0	2,506,726	43.6	1,671,045	37.2
Selling, general and administrative expenses	565,218	27.6	430,979	24.4	1,578,182	27.5	1,162,435	25.9
Operating income	330,267	16.1	274,604	15.6	928,544	16.2	508,610	11.3
Interest (income) expense, net	121	—	5,344	0.3	1,954	—	13,967	0.3
Earnings before income taxes	330,146	16.1	269,260	15.3	926,590	16.1	494,643	11.0
Income taxes	80,622	3.9	67,488	3.8	203,194	3.5	122,884	2.7
Net earnings	$249,524	12.2%	$201,772	11.4%	$723,396	12.6%	$371,759	8.3%
Earnings per share (EPS):
Basic	$3.37		$2.60		$9.66		$4.80
Diluted	$3.29		$2.54		$9.40		$4.71
Shares used in calculation of EPS:
Basic	74,010		77,487		74,865		77,511
Diluted	75,943		79,332		76,975		79,012

3rd Quarter Net Revenues and Comparable Brand Revenue Growth by Concept*

	Net Revenues (Millions)		Comparable Brand Revenue Growth
	Q3 21	Q3 20	Q3 21	Q3 20
Pottery Barn	$789	$684	15.9%	24.1%
West Elm	580	475	22.5	21.8
Williams Sonoma	272	260	7.6	30.4
Pottery Barn Kids and Teen	316	278	16.9	23.8
Other**	91	68	N/A	N/A
Total	$2,048	$1,765	16.9%	24.4%

* See the Company’s 10-K and 10-Q filings for the definition of comparable brand revenue, which is calculated on a 13-week to 13-week basis for Q3 2021 and Q3 2020. Comparable stores that were temporarily closed due to COVID-19 were not excluded from the comparable stores calculation.
** Primarily consists of net revenues from our international franchise operations, Rejuvenation and Mark and Graham.

Condensed Consolidated Balance Sheets (unaudited)

In thousands, except per share amounts	October 31, 2021	January 31, 2021	November 1, 2020
Assets
Current assets
Cash and cash equivalents	$656,898	$1,200,337	$773,170
Accounts receivable, net	139,511	143,728	129,782
Merchandise inventories, net	1,272,028	1,006,299	1,125,475
Prepaid expenses	85,433	93,822	84,974
Other current assets	22,852	22,894	23,556
Total current assets	2,176,722	2,467,080	2,136,957
Property and equipment, net	892,226	873,894	869,092
Operating lease right-of-use assets	1,159,315	1,086,009	1,091,649
Deferred income taxes, net	61,768	61,854	42,185
Goodwill	85,392	85,446	85,402
Other long-term assets, net	101,901	87,141	85,394
Total assets	$4,477,324	$4,661,424	$4,310,679
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$638,371	$542,992	$562,294
Accrued expenses	273,722	267,592	194,985
Gift card and other deferred revenue	431,446	373,164	349,671
Income taxes payable	38,320	69,476	36,037
Current debt	—	299,350	—
Operating lease liabilities	218,348	209,754	217,448
Other current liabilities	91,418	85,672	99,691
Total current liabilities	1,691,625	1,848,000	1,460,126
Deferred lease incentives	17,268	20,612	21,858
Long-term debt	—	—	299,173
Long-term operating lease liabilities	1,095,290	1,025,057	1,027,142
Other long-term liabilities	129,771	116,570	100,478
Total liabilities	2,933,954	3,010,239	2,908,777
Stockholders' equity
Preferred stock: $0.01 par value; 7,500 shares authorized, none issued	—	—	—
Common stock: $0.01 par value; 253,125 shares authorized; 73,326, 76,340, and 76,697 shares issued and outstanding at October 31, 2021, January 31, 2021 and November 1, 2020, respectively	734	764	768
Additional paid-in capital	585,449	638,375	623,379
Retained earnings	963,840	1,019,762	792,196
Accumulated other comprehensive loss	(5,942)	(7,117)	(13,843)
Treasury stock, at cost	(711)	(599)	(598)
Total stockholders' equity	1,543,370	1,651,185	1,401,902
Total liabilities and stockholders' equity	$4,477,324	$4,661,424	$4,310,679

Retail Store Data (unaudited)

	August 1, 2021	Openings	Closings	October 31, 2021	November 1, 2020
Williams Sonoma	196	—	(2)	194	210
Pottery Barn	195	—	—	195	201
West Elm	123	1	(3)	121	122
Pottery Barn Kids	57	—	—	57	71
Rejuvenation	10	—	—	10	10
Total	581	1	(5)	577	614

Condensed Consolidated Statements of Cash Flows (unaudited)

	Thirty-nine Weeks Ended
In thousands	October 31, 2021	November 1, 2020
Cash flows from operating activities:
Net earnings	$723,396	$371,759
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	145,897	140,340
Loss on disposal/impairment of assets	887	26,220
Amortization of deferred lease incentives	(3,345)	(4,538)
Non-cash lease expense	159,757	162,767
Deferred income taxes	(11,440)	(6,969)
Tax benefit related to stock-based awards	10,838	13,143
Stock-based compensation expense	70,566	54,671
Other	4	(9)
Changes in:
Accounts receivable	4,941	(18,017)
Merchandise inventories	(264,094)	(22,990)
Prepaid expenses and other assets	(10,078)	(4,807)
Accounts payable	74,181	54,279
Accrued expenses and other liabilities	24,400	58,539
Gift card and other deferred revenue	58,189	59,953
Operating lease liabilities	(164,569)	(171,245)
Income taxes payable	(31,191)	13,532
Net cash provided by operating activities	788,339	726,628
Cash flows from investing activities:
Purchases of property and equipment	(141,010)	(124,885)
Other	97	506
Net cash used in investing activities	(140,913)	(124,379)
Cash flows from financing activities:
Repurchases of common stock	(652,699)	(109,048)
Repayment of long-term debt	(300,000)	—
Payment of dividends	(135,201)	(116,761)
Tax withholdings related to stock-based awards	(102,482)	(30,555)
Debt issuance costs	(777)	(3,645)
Borrowings under revolving line of credit	—	487,823
Repayments under the revolving line of credit	—	(487,823)
Net cash used in financing activities	(1,191,159)	(260,009)
Effect of exchange rates on cash and cash equivalents	294	(1,232)
Net (decrease) increase in cash and cash equivalents	(543,439)	341,008
Cash and cash equivalents at beginning of period	1,200,337	432,162
Cash and cash equivalents at end of period	$656,898	$773,170

Exhibit 1

3rd Quarter GAAP to Non-GAAP Reconciliation (unaudited)

(Dollars in thousands, except per share data)

	Thirteen Weeks Ended				Thirty-nine Weeks Ended
	October 31, 2021		November 1, 2020		October 31, 2021		November 1, 2020
	$	% of revenues	$	% of revenues	$	% of revenues	$	% of revenues
Gross profit	$895,485	43.7%	$705,583	40.0%	$2,506,726	43.6%	$1,671,045	37.2%
Inventory write-off [1]	—		—		—		11,378
Non-GAAP gross profit	$895,485	43.7%	$705,583	40.0%	$2,506,726	43.6%	$1,682,423	37.5%

Selling, general and administrative expenses	$565,218	27.6%	$430,979	24.4%	$1,578,182	27.5%	$1,162,435	25.9%
Outward-related[2]	(2,752)		(2,219)		(8,348)		(8,918)
Asset impairment [3]	—		—		—		(21,975)
Non-GAAP selling, general and administrative expenses	$562,466	27.5%	$428,760	24.3%	$1,569,834	27.3%	$1,131,542	25.2%

Operating income	$330,267	16.1%	$274,604	15.6%	$928,544	16.2%	$508,610	11.3%
Outward-related[2]	2,752		2,219		8,348		8,918
Inventory write-off [1]	—		—		—		11,378
Asset impairment [3]	—		—		—		21,975
Non-GAAP operating income	$333,019	16.3%	$276,823	15.7%	$936,892	16.3%	$550,881	12.3%

	$	Tax rate	$	Tax rate	$	Tax rate	$	Tax rate
Income taxes	$80,622	24.4%	$67,488	25.1%	$203,194	21.9%	$122,884	24.8%
Outward-related[2]	473		473		1,446		1,665
Inventory write-off [1]	—		—		—		2,940
Asset impairment[3]	—		—		—		5,324
Deferred tax liability adjustment[4]	—		647		—		647
Non-GAAP income taxes	$81,095	24.4%	$68,608	25.3%	$204,640	21.9%	$133,460	24.9%

Diluted EPS	$3.29		$2.54		$9.40		$4.71
Outward-related[2]	0.03		0.02		0.09		0.09
Inventory write-off[1]	—		—		—		0.11
Asset impairment[3]	—		—		—		0.21
Deferred tax liability adjustment[4]	—		(0.01)		—		(0.01)
Non-GAAP diluted EPS*	$3.32		$2.56		$9.49		$5.11
*Per share amounts may not sum due to rounding to the nearest cent per diluted share

SEC Regulation G – Non-GAAP Information
These tables include non-GAAP gross profit, gross margin, selling, general and administrative expense, operating income, operating margin, income taxes, effective tax rate and diluted EPS. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of our quarterly actual results on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Notes to Exhibit 1:

1During year-to-date 2020, we incurred approximately $11.4 million of inventory write-offs for inventory with minor damage that we could not liquidate through our outlets due to store closures resulting from COVID-19.
2During Q3 2021 and year-to-date 2021, we incurred approximately $2.8 million and $8.3 million, respectively, associated with acquisition-related compensation expense and the amortization of acquired intangibles for Outward, Inc. During Q3 2020 and year-to-date 2020, we incurred approximately $2.2 million and $8.9 million, respectively, associated with acquisition-related compensation expense and the amortization of acquired intangibles for Outward, Inc.
3During year-to-date 2020, we incurred approximately $22.0 million of expense associated with store asset impairments due to the impact that COVID-19 had on our retail stores.
4During Q3 2020 and year-to-date 2020, we recorded an approximate $0.6 million tax benefit resulting from a non-recurring adjustment to a deferred tax liability.